Exhibit 10.8

FIRST ADDENDUM TO DRAWING AGREEMENT

This is the First Addendum dated September 3, 2008 to the Drawing Agreement (the “Agreement”) dated as of October 1, 2006 among Microgy Holdings LLC (the “Company”), Wells Fargo Bank, National Association, as trustee under the Trust Indenture dated as of October 1, 2006 with the Gulf Coast Industrial Development Authority, and R. W. Beck Incorporated, as independent engineering consultant. Capitalized terms used herein and not defined herein are used as defined in the Agreement.

WHEREAS, the Company has experienced delay in the satisfactory operation of the Huckabay Facility; and

WHEREAS, the Company is willing to defer construction of the Mission Facility until the Huckabay Facility is operating on certain specified levels.

NOW, THEREFORE, the Company, intending to be legally bound, agrees with each of the other parties to the Agreement that, effective immediately, the following shall be added as subparagraph (c) to Section 3 of the Agreement:

(c) No drawing from the Construction Fund to pay costs of the Mission Project may be made until the Company shall have filed with the Trustee a certificate stating that the tests in Section 3.03 (iv) and (v) of the Loan Agreement dated as of August 1, 2008 between California Statewide Communities Development Authority and the Company have been met.

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IN WITNESS WHEREOF, the Company has executed and delivered this First Addendum as of the date first written above.

MICROGY HOLDINGS LLC

By:	/s/ Michael E. Thomas
Authorized Representative

Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee

By:	/s/ Marvin Kierstead
Authorized Representative

R.W. BECK INCORPORATED

By:	/s/ illegible
Authorized Representative